SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2003

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	1-7134	11-1800515

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 99.1

ITEM 5. Other Events and Regulation FD Disclosure
ITEM 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

     On November 11, 2003 Mercury Air Group, Inc. (the “Company”) announced that it had informed the American Stock Exchange (the “Exchange”) that the Company required additional time to file its Annual Report on Form 10-K for the period ended June 30, 2003 with the Securities and Exchange Commission. Following the Company’s notice to the Exchange, the Company received a letter from the Exchange notifying the Company that it was not in compliance with the Exchange’s filing requirements and requested the Company provide a detailed plan of resolution of the issues preventing the filing of its annual report including a new projected completion date. The Company is currently developing its response to the Exchange and plans to submit a response by November 18, 2003, at which time the Company will provide relevant information to its shareholders. The Exchange has advised the Company that it will not suspend trading of its stock if it receives the detailed plan by November 18, 2003 and if the plan meets the Exchange’s requirements. The Company cannot assure that its detailed plan will meet with the Exchange’s approval.

     The Company also advises that as a result of its delay to file its Annual Report on Form 10-K the Company does not expect to meet the SEC filing deadline of its Quarterly Report on Form 10-Q for the period ended September 30, 2003 due on November 14, 2003. The Company intends to release the financial information associated with its first quarter of fiscal 2004 as soon as possible, pending resolution of the issues causing the delay in the filing of its annual report.

          The press release is incorporated herein to this Form 8-K by reference and a copy of the press release is attached hereto as Exhibit 99.1.

          The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press release of Mercury Air Group, Inc. dated November 11, 2003

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2003	MERCURY AIR GROUP, INC

	By:	/s/ Robert Schlax

Robert Schlax
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press Release of Mercury Air Group, Inc., dated November 11, 2003.